Exhibit 3.9

[LOGO APPEARS HERE]	ARTICLES OR ORGANIZATION (R. S. 12:1301)
	Domestic Limited Liability Company Enclose $60.00 filing fee Make remittance payable to Secretary of State	Return to: Commercial Division P.O. Box 94215 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sec.state.la.us

STATE OF Louisiana	Check one: (X) Business ( ) Non Profit

PARISH/COUNT OF Jefferson

1.	The name of this limited liability company is: RCSH Operations, LLC

2.	This company is formed for the purpose of: (check one)

(X)	Engaging in any lawful activity for which limited liability companies may be formed.

(   )

                                                         (use for limiting activity)

3.	The duration of this limited liability company is: (may be perpetual) Perpetual

4.	Other provisions: N/A

______________________________________________________________________________

______________________________________________________________________________

Signatures:
/s/ [illegible]

Sworn to and subscribed before me, the undersigned Notary Public, on this date:    12/8/00

                /s/ [illegible]

Notary

[Ineligible text]	(See instructions on back)

[LOGO APPEARS HERE]	LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))

1. The name of this limited liability company is:     RCSH Operations, LLC

2. The location and municipal address, not a post office box only, of this limited liability company’s registered office:

    8550 United Plaza Boulevard, Baton Rouge, LA 70809

3.	The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

    CT CORPORATION SY-STEM, 8550 United Plaza, Boulevard, Baton Rouge, LA 70809

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

    Ruth U. Fertel, Inc., 3321 Hessmer Avenue, Metairie, LA 70002

To be signed by each person who signed the articles of organization:

/s/ [illegible]

AGENT’S AFFIDAVIT AND ACKNOWLEGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):
CT CORPORATION SYSTEM See attached acceptance

Sworn to subscribed before me, the undersigned Notary Public, on this date:

    12/8/00

                /s/    [illegible]

Notary

[Ineligible text]	(See instructions on back)